Exhibit 99.2

B Medical Systems Holding S.A. (in liquidation)

Consolidated interim accounts for the six months ended 30 June 2022

Op der Hei, 17
L-9809 Hosingen
Luxembourg
R.C.S. Luxembourg : B 94593
Share capital: EUR 31,000

Exhibit 99.2

Contents	Page(s)

Consolidated balance sheet as at 30 June 2022 (unaudited)	1

Consolidated profit and loss account for the six months ended 30 June 2022 (unaudited)	3

Notes to the consolidated interim accounts as at 30 June 2022 (unaudited)	4

B Medical Systems Holding S.A. (in liquidation)

Consolidated balance sheet as at 30 June 2022 (unaudited)

	Note(s)	30 June 2022	31 December 2021
(in EUR thousands)

ASSETS

Fixed assets

Intangible assets	4	16,094	16,380
- Costs of development		6,966	8,662
- Concessions, patents, licenses, trademarks and similar rights and assets		644	755
- Payments on accounts and intangible assets under development		8,484	6,963

Tangible assets	5	31,178	30,551
- Land and buildings		9,286	7,092
- Plant and machinery		11,637	11,554
- Other fixtures and fittings, tools and equipment		4,597	7,551
- Payments on account and tangible assets under development		5,658	4,354

Financial assets		4,040	4,040
Loans to affiliated undertakings	6	4,040	4,040

Current assets

Stocks	7	46,547	37,935
Raw materials and consumables		20,205	18,745
- Work in progress		69	378
- Finished goods and goods for resale		23,505	17,973
- Payments on account		2,768	839

Debtors		20,239	36,651
Trade debtors
- becoming due and payable within one year	8	15,037	25,909
Amounts owed by affiliated undertakings	9
- becoming due and payable within one year		1,999	1,918
Other debtors
- becoming due and payable within one year		3,203	8,824

Cash at bank and cash in hand		11,063	8,204

Prepayments		1,867	2,191

Total ASSETS		131,028	135,952

The accompanying notes form an integral part of the consolidated interim accounts.

B Medical Systems Holding S.A. (in liquidation)

Consolidated balance sheet as at 30 June 2022 (unaudited)

	Note(s)	30 June 2022	31 December 2021
(in EUR thousands)

CAPITAL, RESERVES AND LIABILITIES

Capital and reserves		23,701	24,208

Subscribed capital	10, 11	31	31

Share premium account	11	10,326	10,326

Reserves	11
- Other reserves		400	400
- Currency translation adjustment		363	300
- Consolidated reserves		7,996	(2,349)

Consolidated profit/(loss) for the period	11	(270)	10,156

Capital investment subsidies	12	4,855	5,344

Provisions		3,678	3,383

Other provisions	13	3,678	3,383

Creditors		103,649	108,361

Amounts owed to credit institutions	14
-becoming due and payable within one year		17,933	15,420
-becoming due and payable after more than one year		—	2,883

Payments received on account of orders in so far as they are shown separately as deductions from stocks
- becoming due and payable within one year		—	74
Trade creditors
- becoming due and payable within one year		12,879	16,508

Amounts owed to affiliated undertakings	15
- becoming due and payable within one year		28,423	28,662
- becoming due and payable after more than one year		35,910	35,910

Other creditors
- Tax authorities	16	5,228	4,886
- Social security authorities		471	573
- Other creditors
- becoming due and payable within one year		2,805	3,445

Total CAPITAL, RESERVES AND LIABILITIES		131,028	135,952

The accompanying notes form an integral part of the consolidated interim accounts.

B Medical Systems Holding S.A. (in liquidation)

Consolidated profit and loss for the six months ended 30 June 2022 (unaudited)

	Note(s)	2022
(in EUR thousands)

PROFIT AND LOSS ACCOUNT

Net turnover	17	46,065

Variation in stocks of finished goods and in work in progress		5,224
Work performed by the undertaking for its own purposes and capitalised		1,875

Other operating income		465

Raw materials and consumables and other external expenses		(36,492)
- Raw materials and consumables		(23,849)
- Other external expenses	18	(12,643)

Staff costs	19	(11,478)
- Wages and salaries		(10,146)
- Social security costs
- relating to pensions		(156)
- other social security costs		(1,172)
- Other staff costs		(4)

Value adjustments		(4,917)
- in respect of formation expenses and on tangible and intangible fixed assets	4, 5	(4,615)
- in respect of current assets	20	(302)

Other operating expenses		(69)

Income from other investments and loans forming part of the fixed assets		80
- derived from affiliated undertakings		80
- other income not derived from affiliated undertakings		—

Interest payable and similar expenses		(286)
- derived from affiliated undertakings	15	(178)
- other interest and similar expenses		(108)

Tax on profit or (loss)		(678)

Profit or (loss) after taxation		(211)

Other taxes		(59)

Consolidated profit/(loss) for the period		(270)
- attributable to the Group		(270)

The accompanying notes form an integral part of the consolidated interim accounts.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022 (unaudited)

Note 1 - General Information

B Medical Systems Holding S.A. (in liquidation) (hereafter the “Company”) was incorporated on 3 July 2001, for an unlimited period under the name Erusiel S.à r.l. The Company changed its legal name to on 1st September 2015. The Company and its subsidiaries form the B Medical Group (the “Group”).

The registered office of the Company is established at 17, Op der Hei, L-9809 Hosingen, Luxembourg.

The Company’s financial year starts on 1 January and ends on 31 December of each year.

The main activity of the Group is to acquire, manufacture and sell technical apparatus, predominantly refrigerators and plastic products and to acquire and process the raw and auxiliary materials required for the manufacture of these products and equipment.

Note 2 - Consolidation Principles

2.1	Consolidation criteria

The consolidated interim accounts of the Company as at 30 June 2022 include its stand-alone accounts and those of all directly or indirectly owned subsidiaries. Subsidiaries are all entities over which the Company exercises control through direct or indirect shareholding of more than one half of the voting rights. Subsidiaries are consolidated using the full consolidation method from the date on which control is transferred to the Group. They are no longer consolidated from the date that control ceases. The figures in the profit and loss account for the acquired companies are reflected on a pro-rata based on their acquisition date in order to reflect only the result since the acquisition date. All intercompany-balances and intercompany transactions have been eliminated.

The accounts of the Group entities have been adjusted when necessary in order to comply with the Group's accounting policies.

Entities included in the scope of consolidation are listed below:

	Share in
	Issued		Consolidation
Name	capital (%)	Country	Method

B Medical Systems S.à r.l.	100	Luxembourg	Fully consolidated
B Medical Systems Holding S.A. (in liquidation)	100	Luxembourg	Parent Company
B Medical Systems North America LLC (1)	100	USA	Fully consolidated
B Medical Systems India Private Limited (2)	99.99	India	Fully consolidated

(1)B Medical Systems North America LLC was formed pursuant to the Limited Liability Company Act of State of Delaware without issuance of shares.

(2)One share is jointly owned by B Medical Systems S.à r.l. and Deputy CEO Jesal Doshi (Director of B Medical Systems India Private Limited).

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 3 - Summary of significant accounting policies

3.1	Basis of preparation

The consolidated interim accounts have been prepared in accordance with Luxembourg legal and regulatory requirements under the historical cost convention and going concern assumption, which assumes the realisation of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As a departure from art. 29 (2) of the Law of 19 December 2002, figures for the preceding financial period in respect of profit and loss account are not presented in the interim financial information.

The decision to voluntarily put the Company into liquidation on 4 October 2022, as further described in note 25, has not impacted the basis of preparation of these consolidated interim accounts. The liquidation is only attributable to the Company, which at the liquidation date has transferred its sole subsidiary (the group B Medical), to another company, which continues to exist as of today.

Accounting policies and  valuation  rules  are,  besides  the  ones  laid  down  by  the  Law  of 19 December 2002, as amended, determined and applied by the Management.

The preparation of the consolidated interim accounts requires the use of certain critical accounting estimates. It also requires the Management to exercise its judgement in the process of applying the accounting policies. Changes in assumptions may have a significant impact on the consolidated interim accounts in the period in which the assumptions changed. Management believes that the underlying assumptions are appropriate and that the consolidated interim accounts therefore present the consolidated financial position and results fairly.

The Management makes estimates and assumptions that may affect the reported amounts of assets and liabilities in the next financial year. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3.2	Significant accounting policies

The main valuation rules applied by the Group are the following:

3.2.1Intangible assets

Intangible assets are valued at purchase price including the expenses incidental thereto or at production cost, less cumulated depreciation, amounts written off and value adjustments. Where the Group considers that an intangible asset has suffered from a durable depreciation in value, an additional write-down is recorded to reflect this loss. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

Costs of development

Costs of development are amortised on a straight-line basis over their estimated useful lives, which is 3 years.

Concessions, patents, licences, trademarks and similar rights and assets

All such items are amortised on a straight-line basis over their estimated useful lives, which is as follows:

Licences	4 years
Trademarks	10 years
Test products	3 years

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

3.2.1	Intangible assets (cont.)

Payments on account and intangible assets under development

Amounts related to the development of projects and other related expenses are included in the balance sheet when incurred. Development expenditures are capitalised when their future recoverability can be regarded as assured. The expenditure is transferred through "Work performed by the undertaking for its own purposes and capitalised" to assets in use and depreciation commences when the assets are put into operation.

3.2.2	Tangible assets

Tangible assets are valued at purchase price including the expenses incidental thereto or at production cost. Tangible assets are depreciated over their estimated useful economic lives.

The depreciation rates and methods applied are as follows:

	Rate of depreciation	Depreciation method

Buildings	4% - 10%	straight-line
Plant and machinery	10% - 25%	straight-line
Office fixtures and fittings, tools and equipment	10% - 33.33%	straight-line
Leased other fixtures and fittings, tools and equipment	33%	straight-line

Land is not depreciated.

Where the Group considers that a tangible asset has suffered from a durable depreciation in value, an additional write-down is recorded to reflect this loss. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

Payments on accounts and tangible assets under development

Amounts related to leasehold improvement and other related expenses, are included in the balance sheet when incurred. The expenditure are transferred to assets in use and depreciation commences when the assets are put into operation.

3.2.3	Financial assets

Loans held as fixed assets are valued at nominal value including the expenses incidental thereto.

In case of a durable depreciation in value according to the opinion of the Management, value adjustments are made in respect of fixed assets, so that they are valued at the lower figure to be attributed to them at the balance sheet date. These values adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.4	Stocks of raw materials and consumables

Stocks of raw materials and consumables are valued at standard cost or purchase price or standard cost.

Value adjustments are recorded where the market value is lower than the purchase price or standard cost. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

3.2.5	Work in progress

Work in progress are valued at standard cost or production cost.

Value adjustments are recorded for as a deduction to standard cost or production cost to reflect the decrease in the value of stocks. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.6	Stocks of finished goods and goods for resale

Stocks of finished goods and goods for resale are valued at standard cost or production cost.

Value adjustments are recorded for as a deduction to standard cost or production cost to reflect the decrease in the value of stocks. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.7	Stocks – Payments on account

Payments on account represent advance payments on stock and are recorded at their nominal value. They are subject to value adjustments when their recovery is compromised. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.8	Debtors

Debtors are valued at their nominal value. They are subject to value adjustments where their recovery is compromised. These value adjustments are not continued if the reasons for which the value adjustments were made have ceased to apply.

3.2.9	Prepayments

This asset item includes expenditure incurred during the financial period but relating to a subsequent financial year.

3.2.10	Capital investment subsidies

Subsidies received from the Luxembourg government related to the financing of investments are recorded under “Capital and reserves” at their initial value. They are written off using the same method and over the same period as the assets to which they relate.

3.2.11	Provisions

Provisions are intended to cover losses or debts the nature of which is clearly defined and which, at the date of the balance sheet, are either likely to be incurred or certain to be incurred but uncertain as to their amount or as to the date on which they will arise.

Provisions may also be created to cover charges which originate in the financial year, the nature of which is clearly defined and which at the date of the balance sheet are either likely to be incurred or certain to be incurred but uncertain as to their amount or the date on which they will arise.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

3.2.12	Creditors

Debts are recorded at their reimbursement value. Where the amount repayable on account is greater than the amount received, the difference is shown as an asset and is written off over the period of the debt based on a linear method.

3.2.13	Net turnover

The net turnover comprises the amounts derived from the sale of products and the provision of services falling within the Group’s ordinary activities, after deductions of sales rebates and of value added tax and other taxes directly linked to the turnover.

The net turnover includes revenue from lease operations. The revenue is recognized over the contract duration.

3.2.14	Foreign currency translation

The Company maintains its accounts in euros (EUR) and the consolidated interim accounts are expressed in this currency.

Transactions expressed in currencies other than EUR are translated into EUR at the exchange rate effective at the time of the transaction.

Cash at bank is translated at the exchange rate effective at the balance sheet date. Exchange losses and gains are recorded in the profit and loss account of the year.

Long-term assets expressed in currencies other than EUR are translated into EUR at the exchange rate effective at the time of the transaction. At the balance sheet date, these assets remain translated at historic exchange rates.

Other assets and liabilities are translated separately respectively at the lower or at the higher of the value converted at the historic exchange rate or the value determined on the basis of the exchange rates effective at the balance sheet date. Solely the unrealised exchange losses are recorded in the profit and loss account. The realised exchange gains are recorded in the profit and loss account at the moment of their realisation.

Assets and liabilities of the accounts of foreign subsidiaries are converted at the exchange rate effective at the balance sheet date and the profit and loss statements of these companies are converted at the average exchange rate of the financial period.

Differences arising from the translation of opening shareholders’ equity in accordance with the year- end exchange rate are recorded in consolidated equity under “currency translation reserve” and do not impact the profit or loss account.

3.2.15	Statement of Cash Flows

The consolidated statement of cash flows has been prepared using the indirect method in which the net cash flow from operating activities is determined by adjusting profit or loss for the effects of changes in certain items in the consolidated balance sheet, non-cash items and items that relate to financing and investing cash flows.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 4 - Intangible assets

The movements of the period are presented as follows:

		Concessions,
		patents,
		licenses,	Payments on
		trademarks	account and
		and	intangible
	Costs of	similar rights	assets under
In EUR thousands	development	and assets	development	Total

Gross book value - Opening balance	21,800	1,891	6,963	30,654

Additions for the period	—	24	1,878	1,902

Transfers for the period	357	—	(357)	—

Gross book value - Closing balance	22,157	1,915	8,484	32,556

Accumulated value adjustments -Opening balance	(13,138)	(1,136)	—	(14,274)

Amortizations for the period	(2,053)	(135)	—	(2,188)

Accumulated value adjustments - Closing balance	(15,191)	(1,271)	—	(16,462)

Net book value - Closing balance	6,966	644	8,484	16,094
Net book value - Opening balance	8,662	755	6,963	16,380

Additions for the period mainly relate to development projects in relation to new products to be launched in the coming months.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 5 - Tangible assets

The movements of the period are as follows:

				Payments on
				accounts and
			Othe	tangible
			and fittings,	fixed assets
	Land and	Plant and	fixtures tools and	in the course of
	buildings	machinery	equipment	construction	Total
In EUR thousands

Gross book value -Opening balance	13,328	20,229	14,712	7,551	55,820
Additions for the period	717	388	1,168	854	3,127
Disposals for the period	—	(66)	(518)	—	(584)
Transfers for the period	1,816	931	—	(2,747)	—
Gross book value -Closing balance	15,861	21,482	15,362	5,658	58,363

Depreciation - Opening balance	(6,236)	(8,675)	(10,358)	—	(25,269)
Depreciations for the period	(339)	(1,236)	(852)	—	(2,427)
Reversals for the period	—	66	445	—	511
Depreciation - Closing balance	(6,575)	(9,845)	(10,765)	—	(27,185)

Net book value - Closing balance	9,286	11,637	4,597	5,658	31,178
Net book value -Opening balance	7,092	11,554	4,354	7,551	30,551

Additions for the period mainly relate to capacity expansion of warehouse space.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 6 - Loans to affiliated undertakings

On 28 June 2016, the Company granted a loan to Asclepius Holding Limited for an amount of EUR 4,039,860 with an effective date on 19 February 2016. This loan matured on 19 February 2019 and bore a fixed interest of 4%. The maturity of this loan was extended to 19 February 2023.

As at 30 June 2022, this loan amounts to EUR 4,039,860 (31 December 2021: EUR 4,039,860) and accrued interest amounts to EUR 1,028,067 (31 December 2021: EUR 947,933) and the total interest income of the period amounts to EUR 80,133.

Note 7 - Stocks

As at 30 June 2022, stocks mainly comprise finished products such as refrigerators, freezers, vaccine storage units and raw material and consumables required for the manufacture of cold chain equipment and medical devices.

Note 8 – Trade debtors

As at 30 June 2022, trade debtors are composed of:

In EUR thousands	30 June 2022	31 December 2021

Trade debtors	15,161	26,012
Value adjustment for doubtful debtors	(124)	(103)

	15,037	25,909

Note 9 - Amounts owed by affiliated undertakings

As at 30 June 2022, the amounts owed by affiliated undertakings becoming due and payable within one year are as follows:

In EUR thousands	30 June 2022	31 December 2021

Receivable from Asclepius Holding Limited	1,909	1,829
Overpayment following the MRPS repurchase	90	89
	1,999	1,918

Note 10 - Subscribed capital

The subscribed capital, as at 30 June 2022, amounts to EUR 31,000 divided into 30,000 ordinary shares fully paid up without nominal value.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 11 - Movements for the period on the reserves and profit/loss items

The movements for the period are as follows:

						Consolidated
		Share		Currency		profit/ (loss)
	Subscribed	premium	Other	translation	Consolidated	for the
	capital	account	reserves	reserves	reserves	period
In EUR thousands

As at 31 December 2021	31	10,326	400	300	(2,349)	10,156
Movements for the period:
Allocation of previous year’s profit or loss	—	—	—	65	10,091	(10,156)

Other movements				(2)	254	—

Profit or loss for the period	—	—	—	—	—	(270)

As at 30 June 2022	31	10,326	400	363	7,996	(270)

Other reserves amount to EUR 400 thousand and comprise a reserve constituted for Luxembourg net wealth tax and legal reserve.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 12 - Capital investment subsidies

The capital investment subsidies recognized in capital and reserves are related to the following assets:

In EUR thousands
	Gross book	Depreciation	Net book	Net book
	value 2022	2022	value 2022	value 2021

	(EUR)	(EUR)	(EUR)	(EUR)

Land and buildings	1,018	(20)	987	1,008
Other fixtures and fittings, tools and equipment	4,685	(468)	3,868	4,336

Total	5,703	(488)	4,855	5,344

The payment of the Capital investment subsidies amounting to EUR 5,702,647 has been received on 18 February 2022.

Note 13 - Provisions for liabilities and charges

Other provisions are composed by warranties and provisions for telecommunication for worldwide products of EUR 3,678,267 (31 December 2021: EUR 3,383,000).

Note 14 – Amounts owed to credit institutions

Amounts owed to credit institutions are composed by:

●	a loan agreement contracted during the year 2021 for an amount of EUR 4,000,000 granted by Société Nationale de Crédit et d’Investissement. This loan matures on 31 December 2026 and bears a fixed interest of 1,625%. As at 30 June 2022, the loan amounts to EUR 3,243,600. The accrued interest amounts to nil and the total interest charge of the 6 months ended 30 June 2022 amounts to EUR 28,705.
●	credit facilities contracted with HSBC Bank PLC and Banque Internationale à Luxembourg (“BIL”) amounting to EUR 14,689,491 (31 December 2021: EUR 14,699,363).

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 15 - Amounts owed to affiliated undertakings

Amounts owed to affiliated undertakings are mainly composed by:

●	a loan agreement contracted on 19 February 2016 for an amount of EUR 35,909,866 granted by Asclepius Holdings Ltd. This loan matures on 19 February 2026 and bears a fixed interest of 1% plus a variable. As at 30 June 2022, accrued interest amounts to EUR 28,422,754 (31 December 2021: EUR 28,660,069.95) and the total interest charge for the six months ended 30 June 2022 amounts to EUR 178,074.

Note 16 - Provisions for taxation

The Group is subject to tax in the countries listed in the Note 2. The income tax provision is computed by applying the applicable tax rates to the results of the operations, taking into account permanent differences between pre-taxable results for accounting purposes and those for tax purposes.

B Medical Systems Holding S.A. (in liquidation) and B Medical Systems S.à r.l. formed a fiscal unity until December 31st 2021. The corporate income tax and the municipal business tax liabilities on income are recorded in the accounts of the parent company B Medical Systems Holding S.A. (in liquidation), the expense is allocated to the profit generating company.

Note 17- Net turnover

The net turnover is broken down by geographical markets as follows:

In EUR thousands	30 June 2022

Geographical markets:

Africa	31,076
Americas	3,525
Asia	3,999
Europe	3,515
Middle East – North Africa (MENA)	3,950

Total	46,065

Category of activity:

Medical	46,065

Total	46,065

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 18 - Other external expenses

In the six months period ended 30 June 2022, other external expenses amounted to EUR 12,643,251 and mainly relate to general and administration services fees.

Note 19 - Staff

The Group employed an average of 341 persons during the six months ended 30 June 2022 broken down by category as follows:

30 June 2022
Employees	187
Workers	154

Total	341

Note 20 - Value adjustments on current assets

During the period, value adjustments on current assets amounting to EUR 302 thousand were recorded and are made up as follows:

In EUR thousands	30 June 2022
Value adjustments on inventories	(284)
Value adjustments on trade receivables	(20)
Value adjustment on other receivables	2

Total	(302)

Note 21 - Advances and loans granted to the members of the administrative, managerial and supervisory bodies

In 2019 and 2020, one affiliated undertaking granted loans to two senior members of the Management of the Company. The loans have a short-term maturity and bear interest.

Note 22 - Emoluments granted to the members of the administrative, managerial and supervisory bodies and commitments in respect of retirement pensions for former members of those bodies

No emoluments were granted during the financial period ended 30 June 2022 to the members of the administrative managerial and supervisory bodies in that capacity.

Note 23 - Auditor’s fees

The total fees expensed by the Group for the six months ended 30 June 2022 to the auditor amounted to EUR 80,250.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 24 - Off balance sheet commitments

The financial commitments as at June 30 2022 and December 31 2021 are as follows:

In EUR thousands	2022	2021

Commitment Received
Bank guarantees	3	101

Commitment Given
Luxembourg Leasing	471	462
Luxembourg warehouse agreement	1,588	1,832
India Leasing	3,648	3,493
US warehouse lease	78	98

Note 25 - Subsequent events

Since February 2022, a number of countries (including amongst others the US, UK and EU) imposed sanctions against certain entities and individuals in Russia as a result of the official recognition of the Donetsk People Republic and Lugansk People Republic by the Russian Federation.

The situation, together with growing turmoil from fluctuations in commodity prices and foreign exchange rates, and the impact to global economies, has driven a sharp increase in volatility across markets. The Liquidator of the Company regard these events for the Group as non-adjusting events after the reporting period.

Although neither the Group’s performance and going concern nor operations, at the date of the approval of these accounts, have been significantly impacted by the above, Management continues to monitor the evolving situation and its impact on the financial position and operations of the Group and has evaluated subsequent events until the date the accounts were available to be issued, and concluded no additional disclosures are required.

On 3 October 2022, Azenta, Inc. and its affiliates (“Azenta”) acquired B Medical Systems S.à r.l. and its subsidiaries (“B Medical”). Azenta is a leading provider of life sciences solutions worldwide. Azenta paid a total initial cash purchase price at closing of EUR 389 million, as adjusted for cash acquired and other items, as well as the payment of EUR 43 million of outstanding debt held at B Medical and its parent entities. B Medical is eligible to earn up to approximately EUR 50 million in contingent consideration based upon achievement of certain financial metrics.

Both the HSBC / BIL and SNCI loans were repaid in full in September 2022.

Following this transaction, it has been decided to voluntarily put the Company into liquidation during the Extraordinary Meeting of the Sole Shareholder of the Company held on 4 October 2022, as its sole investment has been transferred to Azenta. Asclepius Holding Ltd. has been appointed as Liquidator of the Company.

B Medical Systems Holding S.A. (in liquidation)

Notes to the consolidated interim accounts as at 30 June 2022

Note 26 - Consolidated statement of cash flows for the six months ended 30 June 2022 (unaudited)

(in EUR thousands)

STATEMENT OF CASHFLOWS
Profit/(loss)	(270)
Interest Expense/ (Interest Income)	206
Other Non-Cash Adjustment
Depreciation/Amortization	4,615
Income Taxes Accrued/(Credit)	736
Other Non-Cash Items	302
Changes in Operating Assets & Liabilities	(1,890)
Income Taxes Paid	(428)
Cash Flows from Operating Activities	3,271

Acquisitions of Tangible and Intangible Assets, net of disposals	(4,956)
Cash Flows from Investing Activities	(4,956)

Interest Paid	(788)
Repayment of amounts owed to credit institutions	(370)
Grants received from Government	5,702
Cash Flows from Financing Activities	4,544

Net Cash Flows	2,859

Beginning Cash	8,204
Ending Cash	11,063